Exhibit 99.1

TetraLogic Pharmaceuticals Announces Data on Lead Clinical Programs

Birinapant Shows No Activity in Randomized Phase 2 MDS Study
SHAPE Shows Clinical Benefit in Randomized Phase 2 CTCL Study

MALVERN, Pa., January 6, 2016 - TetraLogic Pharmaceuticals Corporation (Nasdaq: TLOG), a clinical-stage biopharmaceutical company focused on discovering and developing novel small molecule therapeutics in oncology and infectious diseases, today announced the results of the interim analyses of two clinical studies.

In a placebo controlled Phase 2 study of birinapant co-administered with azacitidine in first line higher risk patients suffering from myelodysplastic syndromes (MDS), birinapant did not demonstrate any clinical benefit over placebo on the primary endpoint of response rate after four months of therapy and met the bounds for futility.  This interim analysis included the first 62 patients randomized in the trial.  This study will now be terminated.

TetraLogic has undertaken an interim analysis of a randomized Phase 2 clinical study of SHAPE, the company's proprietary topical HDAC inhibitor.  The clinical trial was designed to investigate the safety and efficacy of three different dosing regimens of SHAPE in patients suffering from earlier stage cutaneous T-cell lymphoma (CTCL).  All patients in the study had received prior therapy either in the form of topical steroids, UV light therapy, topical nitrogen mustard, or some other agent.  Twenty-eight of 34 patients were evaluable for response at the 6 month time point.  After six months of treatment, 8 of 34 patients exhibited a response to treatment as assessed by CAILS, the primary endpoint, and a further 18 had stable disease.  Using the mSWAT, a secondary endpoint in the study, 11 of 34 patients responded and a further 14 patients had stable disease at the 6 month endpoint.

SHAPE also showed improvement in pruritus (itch), a significant symptom associated with CTCL.  Thirty-eight percent of patients demonstrated a clinically meaningful decrease in pruritus during the study as measured by a Visual Analog Scale.  The drug was well tolerated by patients in the study.  The 60 patient study is now fully enrolled, and the company expects that final results will be available in mid-2016.

“Whilst the results of the birinapant study in MDS are disappointing, the results we achieved with SHAPE provide an interesting product profile with activity observed on both the CAILS and mSWAT endpoints and the potential to reduce pruritus, one of the more difficult symptoms to treat in CTCL,” said J. Kevin Buchi, TetraLogic CEO.  “We are exploring our strategic alternatives based upon the results seen in these studies.”

Forward Looking Statements

Some of the statements in this release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements relate to future events or TetraLogic’s pre-clinical and clinical development of birinapant, SHAPE and other clinical programs, future expectations, plans and prospects.  Although TetraLogic believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements.  TetraLogic has attempted to identify forward looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.  These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 26, 2015 and in our Form 10-Q filed with the SEC on May 14, 2015.  Any forward looking statements contained in this release speak only as of its date.  We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

CONTACT:

Company Contact:

         Pete A. Meyers
         Chief Financial Officer and Treasurer
         TetraLogic Pharmaceuticals Corporation
         (610) 889-9900, x103
         pete.meyers@tlog.com